Exhibit 10.2

NON-COMPETITION AGREEMENT

(HEP)

This NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of February 3, 2014, by and among Regency Energy Partners LP, a Delaware limited partnership (“Regency”), Regency HEP LLC, a Delaware limited liability company (“Regency Sub”) and Hoover Energy Partners LP (“HEP”).

RECITALS:

A. Contemporaneously with the execution and delivery hereof, Regency, Regency Sub and HEP are closing the transactions contemplated by the Contribution Agreement dated December 22, 2013 (the “Contribution Agreement”) pursuant to which, subject to the terms thereof, HEP will contribute to Regency Sub all of the membership interests in Hoover Energy Texas LLC, Hoover Energy Texas Crude LLC, Hoover Pecos River Limited Partner LLC and Hoover Pecos River General Partner LLC, all Texas limited liability companies (collectively, the “Hoover LLCs”), and Regency Sub will accept all of the membership interests of the Hoover LLCs.

B. HEP will receive significant benefits upon the closing of the Contribution Agreement, including the consideration to be received by HEP pursuant to the Contribution Agreement.

C. The Contribution Agreement requires HEP to enter into this Agreement with Regency and Regency Sub as a condition precedent to the consummation of the transactions contemplated thereby; this Agreement is a material inducement to Regency and Regency Sub to enter into the Contribution Agreement and consummate the transactions contemplated thereby; and Regency and Regency Sub would be unwilling to enter into the Contribution Agreement and consummate such transactions if HEP did not enter into this Agreement.

Accordingly, in consideration of the foregoing, the premises, the mutual covenants and restrictions contained herein and in the Contribution Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Regency, Regency Sub and HEP hereby agree as follows:

1. Capitalized Terms. Except as otherwise specified in this Agreement, all capitalized terms used but not otherwise defined herein, including in the recitals hereto, shall have the meanings ascribed to such terms in the Contribution Agreement.

2. Consideration. In consideration of HEP entering into and abiding by the terms of this Agreement, Regency and Regency Sub agree, subject to the terms and conditions set forth therein, to consummate the transactions contemplated in the Contribution Agreement.

3. Covenant Not To Compete. HEP covenants and agrees with Regency and Regency Sub that, effective as of the Closing Date and for a period of two (2) years thereafter, without the consent of Regency, HEP will not, and will not permit any of HEP’s Affiliates to, directly or indirectly, engage in oil and natural gas gathering and transportation in Loving, Pecos,

Reeves and Ward Counties in the State of Texas (such activities are referred to collectively as the “Business”), or assist any Person to do the same. HEP acknowledges and agrees that the words “directly or indirectly” include HEP or any of HEP’s Affiliates competing individually or in partnership or jointly or in conjunction with any Person or as principal, agent, lender, creditor, advisor, consultant, owner, partner, independent contractor, shareholder or in any manner whatsoever. As used herein, the term “Affiliate” of a Person means trust, corporation, general partnership, limited partnership, limited liability company or other entity controlled by, directly or indirectly, such person. Control shall include being a manager, general partner, or similar position of authority with respect to such entity, or ownership of 5% or more of the voting equity interests in such entity.

4. Covenant Not to Solicit Employees. In addition, consistent with the foregoing, HEP further agrees that that, effective as of the Closing Date and for a period of one (1) year thereafter, HEP will not solicit or recruit for employment any Person who was as of the date of the execution and delivery of the Contribution Agreement or as of the Closing Date an employee of HEP or Staff One HR, LLC or their respective Affiliates, to the extent such employee was employed in the Business, or otherwise solicit or induce any such Person to terminate his or her employment with the Hoover LLCs, Regency or its Affiliates (provided that this sentence shall not prohibit placing advertisements in publications of general circulation that solicit employment and that are not specifically targeted to such persons and recruiting the persons who respond thereto).

5. Reasonableness and Opportunity to Consult With Counsel. HEP acknowledges that this covenant not to compete is being provided as an inducement to Regency and Regency Sub to acquire all of the membership interests in the Hoover LLCs and that this Agreement contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of Regency, Regency Sub and their Affiliates. The terms and scope of the covenants contained in Sections 3 and 4 are considered by the parties hereto to be (i) fair, reasonable and necessary for the protection of the legitimate business interests of Regency, Regency Sub and their Affiliates and the conduct of the Business, (ii) not injurious to the public and (iii) appropriate based on the nature of the Business. Regency and HEP have been represented by counsel throughout the negotiation of this Agreement (or have had the opportunity to be represented by counsel) and have had the opportunity to consult with counsel about every provision of this Agreement.

6. Equitable Relief. The parties mutually acknowledge and agree that if a violation of any covenant contained in Section 3 or 4 occurs, such violation may cause irreparable injury to Regency or its Affiliates and the remedy at law for any such violation will be inadequate. HEP agrees that, upon any breach or anticipated breach by HEP (or its Affiliates) of any of such sections, Regency and its Affiliates will be entitled to appropriate equitable relief, including but not limited to a temporary restraining order or a preliminary injunction. Such equitable relief will be in addition to any damages to which Regency and its Affiliates may be entitled. The provisions of Sections 3 and 4 of this Agreement will survive the execution and delivery of this Agreement pursuant to the terms of each such Section. Nothing in this provision or this Agreement will limit any rights or remedies otherwise available to Regency and its Affiliates under federal, state or local law.

7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement. If any provision of this Agreement shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered and shall apply only to the individual Shareholder directly involved in the controversy in which such judgment shall have been rendered. If the provisions of this Agreement should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

8. Entire Agreement, Termination. This Agreement (including the recitals hereto) together with the Contribution Agreement and the ancillary agreements contemplated thereby, sets forth the entire Agreement and understanding of the parties with respect to the subject matter hereof in respect of the transactions contemplated by this Agreement, and supersedes all prior agreements, arrangements and understandings relating to the specific subject matter of this Agreement. This Agreement will terminate and be of no further force and effect upon any termination of the Contribution Agreement before the Closing thereunder.

9. Governing Law; Venue.

(a) This Agreement and all matters arising from or relating to this Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas without reference to principles of conflicts of law.

(b) EACH PARTY HERETO HEREBY CONSENTS TO, AND CONFERS EXCLUSIVE JURISDICTION UPON THE COURTS OF THE STATE OF TEXAS AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN HARRIS COUNTY, TEXAS, AND APPROPRIATE APPELLATE COURTS THEREFROM, OVER ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HERETO HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY SUCH ACTION THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT SUCH ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF SUCH ACTION IS IMPROPER. SERVICE OF PROCESS IN ANY SUCH ACTION MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE STATE OF TEXAS, AS PROVIDED IN THIS AGREEMENT.

10. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein will be cumulative and not exclusive of any rights or remedies provided by law.

11. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by electronic mail, as follows:

If to HEP, addressed to:

Hoover Energy Partners

Three Allen Center

333 Clay Street, Suite 3650

Houston, TX 77002

Attention: Richard A. Hoover

Email: rhoover@hooverenergy.com

with a copy to:

McGuireWoods LLP

600 Travis Street, Suite 7500

Houston, Texas 77002

Attention: David L. Ronn

E-mail: dronn@mcguirewoods.com

If to Regency, addressed to:

Regency Energy Partners LP

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

Attention: Legal Department

E-mail: frances.kilborne@regencygas.com

with a copy to:

Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attention: Mark Young

E-mail: markyoung@akllp.com

If to Regency Sub, addressed to:

Regency HEP LLC, c/o Regency Energy Partners LP

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

Attention: Legal Department

E-mail: frances.kilborne@regencygas.com

with a copy to:

Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attention: Mark Young

E-mail: markyoung@akllp.com

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by electronic mail shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

12. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto, any legal or equitable rights hereunder.

13. Violation. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement will not prevent a subsequent act which originally would have constituted a violation from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party will not preclude or waive its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights or remedies the parties may have by law, statute, ordinance or otherwise.

14. Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of each other party hereto; provided, however, that Regency and Regency Sub may assign their rights under this Agreement to any of their respective Affiliates. Any assignment in violation of the preceding sentence will be void ab initio.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REGENCY ENERGY PARTNERS LP

	By:	Regency GP LP, its general partner

		By:	Regency GP LLC, its general partner

		By:	/s/ Thomas E. Long
		Name:	Thomas E. Long
		Title:	Chief Financial Officer and Executive Vice President

REGENCY HEP LLC

	By:	Regency Gas Services LP, its sole member

		By:	Regency OLP GP LLC, its general partner

		By:	/s/ Thomas E. Long
		Name:	Thomas E. Long
		Title:	Vice President

HOOVER ENERGY PARTNERS LP

By:	/s/ Richard A. Hoover
Name:	Richard A. Hoover
Title:	President

Signature Page to Non-Competition Agreement